Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-143590) pertaining to the Amended and Restated 2001 Stock Incentive Plan of BioDelivery Sciences International, Inc.,
2.Registration Statement (Form S-8 No. 333-176476) pertaining to the 2011 Equity Incentive Plan and Amended and Restated 2001 Incentive Plan of BioDelivery Sciences International, Inc.,
3.Registration Statement (Form S-8 Nos. 333-190796, 333-206326, and 333-222734) pertaining to the Amended and Restated 2001 Incentive Plan, as amended, and 2011 Equity Incentive Plan, as amended, of BioDelivery Sciences International, Inc.,
4.Registration Statement (Form S-8 No. 333-232879) pertaining to the 2019 Stock Option and Incentive Plan of BioDelivery Sciences International, Inc.,
and
5. Registration Statement (Form S-3 No. 333-232880) of BioDelivery Sciences International, Inc.;

of our reports dated March 11, 2021, with respect to the consolidated financial statements and financial statement schedules listed in the Index at Item 15(a) of BioDelivery Sciences International, Inc. and the effectiveness of internal control over financial reporting of BioDelivery Sciences International, Inc. included in this Annual Report (Form 10-K) of BioDelivery Sciences International, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 11, 2021